EXHIBIT 3

                                                             CONFORMED COPY

                    ASSIGNMENT AGREEMENT
                    --------------------


                                        March 25, 1994


Bell Canada International Inc.
1000, rue de la Gauchetiere West
Bureau 1100
Montreal, Quebec
Canada H3B 4Y8

Bell Canada International BVI III Limited
c/o Bell Canada International Inc.
1000, rue de la Gauchetiere West
Bureau 1100
Montreal, Quebec
Canada H3B 4Y8

Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, Colorado  80112

Gentlemen:

          Reference is made to the Investment Agreement dated March 25, 1994 (the "Agreement") between Bell Canada
International Inc. (the "Purchaser") and Jones Intercable,
Inc. (the "Company") pursuant to which the Company has agreed to sell and the Purchaser has agreed to purchase
2,500,000 shares of the Company's Class A Common Stock, par value $.01 per share for a purchase price of $22.00 per share.

          The Purchaser hereby assigns all of its rights, but not its obligations, under the Agreement to Bell Canada International BVI III Limited ("Bell BVI"), a British Virgin Islands international business corporation and a wholly-owned subsidiary of the Purchaser. Bell BVI hereby accepts from the Purchaser the assignment of Purchaser's rights under the Agreement and notifies the Company that it will purchase the Shares pursuant to the terms of the Agreement.






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Bell Canada International Inc.
Bell Canada International BVI
  III Limited
Jones Intercable, Inc.       2                March 25, 1994



          The Company hereby acknowledges the assignment by Purchaser to Bell BVI of Purchaser's rights, but not Purchaser's obligations, under the Agreement.

                              Very truly yours,

                              BELL CANADA INTERNATIONAL INC.


                              By /s/ Martine Turcotte
                                ----------------------------
                                Title: General Counsel and
                                       Corporate Secretary

                              BELL CANADA INTERNATIONAL BVI
                                III LIMITED


                              By /s/ David Raworth
                                ----------------------------
                                Title: President


Acknowledged:



JONES INTERCABLE, INC.


By  /s/ Elizabeth Steele
   -----------------------
   Title: Vice President

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